SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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              FLEETBOSTON                            FLEET CAPITAL
         FINANCIAL CORPORATION                          TRUST IX
       (Exact name of registrant                (Exact name of registrant
     as specified in its charter)      as specified in its certificate of trust)
             RHODE ISLAND                              DELAWARE
     (State or other jurisdiction             (State or other jurisdiction
   of incorporation or organization)        of incorporation or organization)
              05-0341324                                 04-6874162
(I.R.S. employer identification number)  (I.R.S. employer identification number)

                                  -------------
                               100 Federal Street
                           Boston, Massachusetts 02110
          (Address of principal executive offices, including zip code)
                                  -------------


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If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
                                    333-72912
                            ------------------------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    -------------------                    --------------------------------

Preferred Securities of Fleet Capital       New York Stock Exchange, Inc.
Trust IX (and the Guarantee
by FleetBoston Financial Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby consists of the 6.000% Preferred Securities (the "Preferred Securities"), representing undivided beneficial ownership interests in the assets of Fleet Capital Trust IX, a statutory trust formed under the laws of the State of Delaware (the "Trust"), together with the Preferred Securities Guarantee by FleetBoston Financial Corporation, a Rhode Island corporation, in favor of the holders of the Preferred Securities.

         For a description of the Preferred Securities, reference is made to the information set forth under the headings "Description of the Preferred
Securities" and "Description of the Preferred Securities Guarantees" in the Registration Statement on Form S-3 (Registration No. 333-72912) filed with the Securities and Exchange Commission (the "Commission") on November 7, 2001, as amended by Amendment No. 1 thereto filed with the Commission on November 21, 2001 (the "Registration Statement"), which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b) under the Securities Act and are incorporated herein by reference.

Item 2.             Exhibits.

2.1 Certificate of Trust of Fleet Capital Trust IX, as amended by First Amendment to Certificate of Trust of Fleet Capital Trust IX (referenced in Exhibit 4(s)(ii) to the Registration Statement, and incorporated by reference to Exhibit 4(q)(ix) to Registration Statement No. 333-62905 and Exhibit 4(t)(iv) to Registration Statement No. 333-86829).

2.2 Declaration of Trust of Fleet Capital Trust IX, as amended by First Amendment to Declaration of Trust of Fleet Capital Trust IX (referenced in Exhibit 4(t)(ii) to the Registration Statement, and incorporated by reference to Exhibit 4(r)(ix) to Registration Statement No. 333-62905 and Exhibit 4(u)(iv) to Registration Statement No. 333-86829).

2.3 Amended and Restated Declaration of Trust, dated as of July 31, 2003, among FleetBoston Financial Corporation, as sponsor, The Bank of New York (Delaware), as Delaware Trustee, and The Bank of New York, as Institutional Trustee, the Regular Trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of Fleet Capital Trust IX.

2.4 Indenture, dated as of June 30, 2000, between FleetBoston Financial Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(b) to FleetBoston Financial Corporation's Current Report on Form 8-K dated June 30, 2000).

2.5 First Supplemental Indenture, dated as of June 30, 2000, between FleetBoston Financial Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(c) to FleetBoston Financial Corporation's Current Report on Form 8-K dated June 30, 2000).

2.6 Second Supplemental Indenture, dated as of September 17, 2001, between FleetBoston Financial Corporation and The Bank of New York, as Trustee (incorporated by reference to
                    Exhibit 2.6 to FleetBoston Financial Corporation's Registration Statement on Form 8-A filed on September 21,
                    2001).

2.7 Third Supplemental Indenture, dated as of March 8, 2002, between FleetBoston Financial Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit
                    2.7 to FleetBoston Financial Corporation's Registration Statement on Form 8-A filed on March 8, 2002).

2.8 Fourth Supplemental Indenture, dated as of July 31, 2003, between FleetBoston Financial Corporation and The Bank of New York, as Trustee.

2.9                 Form of Preferred Security (included in Exhibit 2.3).

2.10                Form of Junior  Subordinated  Debenture (included in Exhibit
                    2.8).

2.11 Preferred Securities Guarantee, dated as of July 31, 2003, between FleetBoston Financial Corporation, as Guarantor, and The Bank of New York, as Trustee.

                                   SIGNATURES
         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  July 31, 2003                      FLEET CAPITAL TRUST IX



                                           By:/s/John R. Rodehorst
                                              ----------------------------------
                                              Name:    John R. Rodehorst
                                              Title:   Regular Trustee


                                           FLEETBOSTON FINANCIAL CORPORATION



                                           By:/s/John R. Rodehorst
                                              ----------------------------------
                                              Name:    John R. Rodehorst
                                              Title:   Assistant Treasurer